UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 16, 2026

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501 Colorado Springs, Colorado		80920
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2026 (the “Effective Date”), Venu Holding Corporation (the “Company”) entered into a Binding Term Sheet (the “Term Sheet”) with Hipgnosis Artist Holdings LLC (“HAH”), Welcome to the Machine LLC (“WTTM”; together with HAH, the “Target Entities”), and the sole member and interest owner of the Target Entities, Merck Mercuriadis (the “Owner”; together with the Target Entities and the Company, the “Parties”). The Parties entered into the Term Sheet in connection with the Company’s purchase of an equity interest in each Target Entity.

Acquiring an interest in the Target Entities and engaging in a business venture with the Owner is a component of the Company’s content strategy for its current and in-development venues. Expanding and diversifying its content strategy and establishing relationships with additional music managers and talent are core focuses of the Company as it anticipates and plans for the opening of new amphitheaters and continues to strategize and implement initiatives intended to increase, broaden, and enhance offerings and events held at its currently operating venues. The Owner is a career music industry executive and artist manager, and in his career, he has managed multiple well-known artists and was a founder of the Sanctuary Group (an artist management company that ultimately expanded its operations to include record labels, live entertainment and booking, and other music industry activities and interests) and the Hipgnosis Songs Fund (a music rights investment company that acquired and managed music catalogs and other music intellectual property). HAH was organized by the Owner as a new venture to acquire or otherwise enter into strategic relationships with music management firms. WTTM was organized to serve as a music and artist manager. HAH has engaged Jefferies LLC as its investment bank in connection with and to effect certain transactions contemplated by the Term Sheet.

On August 17, 2026 (the “Closing Date”), the Company purchased from HAH membership units of HAH that equate to an initial 50% membership interest in HAH (the “HAH Units”) and from WTTM a 50% equity and governance interest in WTTM (the “WTTM Interest”; together with the HAH Units, the “Target Interests”). On the Closing Date, the Company made a $3,250,000 cash payment (the “Cash Payment”) for the HAH Units. From and after the Closing Date, the Company is entitled to exercise all rights and benefits of a 50% member of the Target Entities, subject only to the potential Forfeiture (as defined below) of a portion of the Target Interests.

The Parties will negotiate in good faith and use commercially reasonable efforts to execute definitive documents consistent with the Term Sheet, including the Operating Agreements of the Target Entities and a unit issuance/subscription agreement. If the Parties do not finalize and execute the definitive documents within 90 days of the Effective Date, or a later date if mutually agreed to by the Parties, then the transactions contemplated by the Term Sheet will be unwound, such that HAH will return the Cash Payment to the Company, the Company will not have any potential right or obligation to make additional capital contributions to HAH, the HAH Units issued to the Company on the Closing Date will be returned by the Company to HAH, the Company will return the WTTM Interest to WTTM, and the Parties will be restored to their respective positions as of immediately prior to the Effective Date.

To retain in full the Target Interests acquired on the Closing Date, the Company may be required to make additional cash contributions to HAH upon HAH achieving certain milestones, including the closing of a “Funding.” A “Funding” is defined in the Term Sheet to include any debt or equity financing, recapitalization, merger, acquisition financing, royalty monetization, securitization, or other transaction pursuant to which HAH or any wholly owned subsidiary of either HAH or the Target Entities combined receives gross proceeds of at least $200,000,000.

If a Funding does not occur, the Company would not have the potential right or obligation to make additional cash contributions to HAH (except to remit the potential Called Amount, as defined and described below). In the event a Funding closes, to retain its interest in the Target Entities in full, the Company would need to make (or have made) additional cash contributions to HAH totaling $51,750,000 within 90 days of the closing of the Funding (the “Outside Contribution Date”). However, the Company may elect, at any time, to remit all or any portion of that amount in advance, and any payment(s) will be credited for purposes of the Forfeiture calculation. A Funding by its terms may be dilutive to the Company’s ownership interest in the Target Entities. The Company is not obligated to participate in or to fund any transaction that constitutes a Funding.

The Owner has agreed to contribute additional amounts to HAH totaling $10,000,000, with (i) $5,000,000 to be contributed on or before the Outside Contribution Date, and (ii) $5,000,000 to be contributed as a pre-condition to HAH being able to request the Called Amount. These additional contributions by the Owner will be non-dilutive to the Company’s ownership interest in HAH.

Prior to a Funding, HAH may call $1,750,000 from the Company (the “Called Amount”), subject to the Owner having first made the $5,000,000 contribution to HAH described above as a pre-condition to such call. The Called Amount would be due and payable within 30 days and would serve as a credit in favor of the Company for purposes of any Forfeiture.

In the event the Company, for any reason, does not make additional cash contributions to HAH, HAH’s sole and exclusive remedy is to cause the Company to forfeit a portion of the Target Interests (a “Forfeiture”). Upon a Forfeiture, the Company will retain a number of HAH Units equal to (i) the total number of HAH Units issued to the Company on the Closing Date, multiplied by (ii) the “Retention Fraction,” which is equal to: (A) the sum of the Cash Payment plus the aggregate amount of any additional cash contributions delivered by the Company to HAH after the Closing Date (inclusive of the Called Amount), divided by (B) $55,000,000. In the event of a Forfeiture, the Company’s WTTM Interest will also be reduced to a percentage interest equal to 50% multiplied by the Retention Fraction.

From and after the Closing Date, the Company will be entitled to 50% of all distributions made by the Target Entities, free and clear, without offset against any portion of the Company’s potential funding rights and obligations that have not been remitted to HAH. Following a Forfeiture (if any), the Company’s rights to distributions from the Target Entities would be reduced to a percentage proportionate to its retained interests in the Target Entities.

The Target Entities will each be governed by a board of two managers, one of which the Company is entitled to appoint. The initial members of the board of managers of the Target Entities will be the Owner and the Company’s Chief Executive Officer and Chairman, J.W. Roth.

In the Term Sheet, the Owner made certain representations and warranties regarding the implementation of HAH’s business and the status of its negotiations with managers of music artists. The Term Sheet subjects the Owner to certain non-compete, non-diversion, and corporate-opportunity restrictions. In addition, the Term Sheet contains other terms and conditions of an agreement of this nature, including provisions regarding confidentiality, tax matters, governing law, and attorney fees.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: August 20, 2026	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman